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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69658) pertaining to the registration of the 2001 Outside Director Stock Option Plan; in the Registration Statement (Form S-8 No. 333-92883) pertaining to the registration of the 1998 Nonstatutory Stock Option Plan and in the Registration Statement (Form S-8 No. 333-16707 and No. 333-37758) pertaining to the registration of the 1996 Stock Option Plan, 1996 Director Option Plan, 1988 Stock Option Plan and 1996 Employee Stock Purchase Plan of Ventana Medical Systems, Inc. of our report dated January 25, 2002, except for Note 17 as to which date is March 20, 2002, with respect to the consolidated financial statements and schedule of Ventana Medical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                         /s/   ERNST & YOUNG LLP

Phoenix, Arizona
March 27, 2002